EXHIBIT 99.1

            Dillard's, Inc. Reports Third Quarter Results

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Nov. 18, 2004--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for its third quarter ended October 30, 2004. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".
    Net loss for the 13 weeks ended October 30, 2004 was $18.7 million ($0.23 per basic and fully diluted share) compared to net loss of $15.8 million ($0.19 per basic and fully diluted share) for the 13 weeks ended November 1, 2003. During the 13 weeks ended November 1, 2003, the Company recorded $1.7 million ($1.1 million after-tax, or $0.01 per basic and fully diluted share) for asset impairment and store closing charges related to one store.

    Sales

    Sales for the 13 weeks ended October 30, 2004 were $1.699 billion compared to sales for the 13 weeks ended November 1, 2003 of $1.765 billion, a decrease of 4%. Sales in comparable stores for the 13-week period also decreased 4%. In August and September, sales in the Eastern region were negatively impacted by the Florida hurricanes.

    Gross Margin/Merchandise Initiatives

    Gross margin performance for the 13 weeks ended October 30, 2004 improved 80 basis points as a percentage of sales. Gross margin improvement was driven by higher levels of markups partially offset by higher markdowns during the quarter. Inventory position at October 30, 2004 in comparable stores declined 6% compared to inventory position at November 1, 2003.
    Dillard's continues to focus on improvement in its merchandise mix. The Company's efforts to drive differentiation by offering more upscale, more fashion-forward and younger - focused product choices are key strategies in this process. The Company seeks to provide such merchandise from both national and exclusive brand sources. Under-performing lines of product from both national and exclusive sources will continue to be eliminated and replaced with more promising brands in the Company's ongoing efforts to improve its merchandise mix.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("SG&A") expenses increased $3.8 million during the 13 weeks ended October 30, 2004 compared to the third quarter of 2003. SG&A expenses were $521.0 million for the thirteen weeks ended October 30, 2004 compared to $517.2 million for the prior year third quarter. Increases in advertising, utilities, supplies and insurance expense totaling $10.9 million were partially offset by savings in bad debt expense, payroll and services purchased totaling $8.7 million. Other SG&A expense areas netted to a $1.6 million increase.

    Assets Held for Sale

    On Monday, November 1, 2004, Dillard's completed the sale of substantially all of the assets of Dillard National Bank, the Company's private label credit card business, to GE Consumer Finance. GE Consumer Finance has purchased substantially all of the assets of Dillard National Bank for approximately $1.1 billion, which includes the assumption of $400 million of securitization liabilities, the purchase of owned accounts receivable and an undisclosed premium. As part of the transaction, Dillard's and GE Consumer Finance have entered into a long-term marketing and servicing alliance with an initial term of 10 years. GE Consumer Finance will own the accounts and balances generated during the term of the alliance and will provide all key customer service functions supported by ongoing credit marketing efforts.
    In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), the Company reclassified on its balance sheet as of October 30, 2004 substantially all of the assets of its private label credit card subsidiary and the related liabilities to "assets held for sale" and "liabilities related to assets held for sale", respectively.

    Debt/Interest Expense

    Interest and debt expense declined to $35.2 million during the 13 weeks ended October 30, 2004 from $37.3 million for the 13 weeks ended November 1, 2003 as a result of a lower debt. Interest and debt expense for the 13 weeks ended November 1, 2003 includes $4.1 million received from the Internal Revenue Service as a result of the Company's filing of an interest netting claim related to previously settled tax years.
    On Monday, August 2, 2004, the Company retired $163.4 million of its maturing 6.43% notes. Additionally, during the thirteen weeks ended October 30, 2004, Dillard's purchased $4.5 million of various notes prior to their maturity dates.
    Concurrent with the closure of the afore-mentioned transaction with GE Consumer Finance, the Company terminated its $400 million accounts receivable conduit facilities. On the closing, the Company paid the related outstanding short term conduit financing in the amount of $333 million.
    On November 1, 2004 the Company called the remaining $26.1 million of its publicly outstanding 8.2% notes of Mercantile Stores Company, Inc.
    As a result of the above transactions, at November 1, 2004 the Company had $1.415 billion total debt outstanding. Additionally, at November 1, 2004, the Company had $200.0 million of Guaranteed Preferred Beneficial Interests in the Company's Subordinated Debentures outstanding. The Company expects to meet peak working capital demand during the fourth quarter of 2004 from cash on hand. During the fourth quarter of 2003 at peak working capital demand, total debt outstanding was $2.404 billion and Guaranteed Preferred Beneficial Interests in the Company's Subordinated Debentures was $531.6 million.
    At October 30, 2004, letters of credit totaling $78.2 million were outstanding under the Company's $1 billion revolving credit facility.

    Share Repurchase

    During the thirteen weeks ended November 1, 2004, Dillard's repurchased $40.4 million, or 2 million shares, of its Class A Common Stock under the existing $200 million share repurchase program. The program was authorized by the Company's board of directors in May of 2000. Approximately $16 million in share repurchase authorization remained at October 30, 2004. At October 30, 2004, the Company had
82.1 million shares of its Class A and Class B Common Stock outstanding.

    Store Openings/Closings

    On August 4, 2004, the Company opened its new store at Jordan Creek Town Center in West Des Moines, Iowa. The newly constructed Dillard's store, measuring 200,000 square feet, marks the Company's fifth Iowa location.
    On October 20, 2004, the Company opened its new 126,000 square foot Dillard's location in Spanish Fort, Alabama. Concurrent with that opening, the Company closed its 100,000 square foot Dillard's store at Jubilee Mall in the same market of Mobile, Alabama.
    Also in October, the Company opened its new 98,000 square foot location at Yuma Palms in Yuma, Arizona. Dillard's is currently in the process of closing its 44,000 square foot Southgate Mall location in Yuma. Additionally, Dillard's opened a 127,000 square foot store in Moline, Illinois at South Park Mall. The Company closed its 61,000 square foot clearance center at Spectrum Mall in Phoenix, Arizona on September 19, 2004.
    At October 30, 2004, the Company operated 331 Dillard's locations spanning 29 states.

    Store Opening Schedule - Spring 2005

    Dillard's plans to open these new Dillard's locations in the spring season of 2005:


      Center                 City                  Square Feet   Month
----------------------------------------------------------------------
St. John Towne Center    Jacksonville, FL            240,000     March
Imperial Valley          El Centro, CA               140,000     March
Crestview Hills(a)       Crestview Hills, KY         200,000     March
Perimeter Mall           Atlanta, GA                 260,000     March
(a) Replacement store


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)


                                        Thirteen-Week Period Ended
                                   -----------------------------------
                                    Oct. 30, 2004       Nov. 1, 2003
                                   ----------------  -----------------
                                             % of               % of
                                              Net                Net
                                    Amount   Sales     Amount   Sales
                                   --------- ------  ---------- ------

Net sales                          $1,698.9      -   $1,764.5      -
Total revenues                      1,755.1  103.3 %  1,820.4  103.2 %
Cost of sales                       1,140.9   67.2    1,200.0   68.0
Advertising, selling,
 administrative and general
 expenses                             521.0   30.7      517.2   29.3
Depreciation and amortization          74.5    4.4       74.2    4.2
Rentals                                12.7    0.7       14.7    0.9
Interest and debt expense              35.2    2.0       37.3    2.1
Asset impairment and store
 closing charges                          -    0.0        1.7    0.1
                                    --------          --------
  Total costs and expenses          1,784.3           1,845.1
                                    --------          --------
Loss before income taxes              (29.2)  -1.7      (24.7)  -1.4
Income taxes (benefit)                (10.5)             (8.9)
                                    -------- ------   -------- ------
Net Loss                           $  (18.7)  -1.1 % $  (15.8)  -0.9 %
                                    ======== ======   ======== ======

Basic and diluted loss per share   $  (0.23)         $  (0.19)
                                    ========          ========

Basic and diluted weighted
 average shares                        82.9              83.3
                                    ========          ========


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)


                                      Thirty Nine-Week Period Ended
                                   -----------------------------------
                                    Oct. 30, 2004       Nov. 1, 2003
                                   ----------------  -----------------
                                             % of               % of
                                              Net                Net
                                    Amount   Sales     Amount   Sales
                                   -------- -------  --------- -------

Net sales                          $5,224.7      -   $5,299.9      -
Total revenues                      5,397.1  103.3 %  5,492.1  103.6 %
Cost of sales                       3,474.3   66.5    3,598.4   67.9
Advertising, selling,
 administrative and general
 expenses                           1,530.9   29.3    1,534.6   29.0
Depreciation and amortization         223.0    4.2      222.8    4.2
Rentals                                39.4    0.8       42.7    0.8
Interest and debt expense             110.7    2.1      140.1    2.6
Asset impairment and store
 closing charges                        4.7    0.1       18.8    0.3
                                    --------          --------
  Total costs and expenses          5,383.0           5,557.4
                                    --------          --------
Income (loss) before income taxes      14.1    0.3      (65.3)  (1.2)
Income taxes (benefit)                  5.1             (23.5)
                                    -------- ------   -------- ------
Net Income (Loss)                  $    9.0    0.2 % $  (41.8)  (0.8)%
                                    ======== ======   ======== ======

Basic and diluted earnings (loss)
 per share                         $   0.11          $  (0.50)
                                    ========          ========

Weighted average shares:
  Basic                                83.4              83.7
                                    ========          ========
  Diluted                              83.9              83.7
                                    ========          ========


                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                    Oct. 30,   Nov. 1,
                                                      2004      2003
                                                   --------- ---------
Assets
Current Assets:
  Cash and cash equivalents                        $   56.5  $  110.4
  Trade accounts receivable                             2.6    1119.9
  Merchandise inventories                           2,178.4   2,287.6
  Other current assets                                 76.3      85.6
  Assets held for sale                                995.6         -
                                                    --------  --------
    Total current assets                            3,309.4   3,603.5

Property and equipment, net                         3,154.6   3,241.6
Goodwill                                               36.7      39.2
Other assets                                          159.0     130.9
                                                    --------  --------

    Total Assets                                   $6,659.7  $7,015.2
                                                    ========  ========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses      $1,210.9  $1,278.8
  Other short-term borrowings                         333.0      20.5
  Current portion of long-term debt and capital
   leases                                              93.8     299.8
  Federal and state income taxes                       78.4         -
  Liabilities related to assets held for sale         400.0         -
                                                    --------  --------
    Total current liabilities                       2,116.1   1,599.1

Long-term debt and capital leases                   1,366.8   1,872.9
Other liabilities                                     152.7     137.7
Deferred income taxes                                 616.6     680.5
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                   200.0     531.6
Stockholders' equity                                2,207.5   2,193.4
                                                    --------  --------

    Total Liabilities and Stockholders' Equity     $6,659.7  $7,015.2
                                                    ========  ========


                     Other Financial Information
                            (In Millions)


                                                    Oct. 30,   Nov. 1,
                                                      2004      2003
                                                    --------  --------
Square footage                                        56.5       56.2
                                                    ========  ========
Capital expenditures:
  13 weeks ended                                    $ 86.7     $ 73.6
  39 weeks ended                                     188.7      171.8

    Supplemental Information

    Sales by Month

    Sales performance by month for the third quarter occurred as follows:


                   Total      Comparable
              --------------------------
August               -4%            -5%
September            -3%            -3%
October              -5%            -5%
Quarter 3            -4%            -4%

    Sales by Category

    During the thirteen weeks ended October 30, 2004, sales in cosmetics and accessories, shoes and lingerie were strongly above the average company sales performance for the quarter. Sales in the children's and home areas were above trend. Below trend performances were noted in the women's and juniors' and men's categories.

    Sales by Region

    During the thirteen weeks ended October 30, 2004, sales were strongest in the Company's Western region and strongly exceeded the average company sales performance for the quarter. Sales in the Central region were in line with trend. The Company's Eastern region's sales were slightly below trend and were negatively affected by the Florida hurricanes.

    Estimates for 2004

    The Company is updating the following estimates for certain income statement items for the fiscal year ended January 29, 2005 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information".


                                                 In Millions
                                                 -----------
                                             2004           2003
                                           Estimated       Actual
                                           ---------      --------
Depreciation and amortization                $295          $291
Rental expense                                 60            64
Interest and debt expense                     140           181
Capital expenditures                          265           227

    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's execution of merchandise initiatives, the ongoing long-term marketing and servicing alliance with GE Consumer Finance, expectations regarding meeting peak working capital demand, expectations to for uses of cash, store opening schedule and estimates for 2004 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.

    CONTACT: Dillard's Inc., Little Rock
             Julie J. Bull, 501-376-5965